As filed with the Securities and Exchange Commission on June 28, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

POET TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Province of Ontario, Canada	3674
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number (if applicable))

120 Eglinton Avenue East, Ste. 1107

Toronto, Ontario

M4P 1E2, Canada

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

28 Liberty Street

New York, New York 10005-1400

(212) 894-8940

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Katten Muchin Rosenman LLP 525 W. Monroe Street Chicago, IL 60661-3693 Attn: Mark D. Wood Alyse A. Sagalchik (312) 902-5200	Bennett Jones LLP 3400 One First Canadian Place P.O. Box 130 Toronto, Ontario M5X 1A4, Canada Attn: James Clare Christopher Doucet (416) 777-6245

Approximate date of commencement of proposed sale of the securities to public:

From time to time after the effective date of this Registration Statement.

Province of Ontario, Canada

(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒	at some future date (check appropriate box below)

1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This preliminary short form prospectus is a base shelf prospectus. This preliminary short form base shelf prospectus has been filed under the legislation in each of the provinces and territories of Canada, that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission, and no securities may be sold nor may offers to buy be accepted until such registration statement becomes effective. This base shelf prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any U.S. state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such U.S. state.

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces and territories of Canada but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from the securities regulatory authorities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada and filed with, or furnished to, the U.S. Securities and Exchange Commission. Copies of the documents incorporated herein by reference may be obtained on request without charge from POET Technologies Inc. at 120 Eglinton Avenue East, Suite 1107, Toronto, ON M4P 1E2 (Telephone: 416-368-9411), and are also available electronically at www.sedarplus.ca and www.sec.gov.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	June 28, 2024

POET TECHNOLOGIES INC.

US$250,000,000

Common Shares

Debt Securities

Convertible Securities

Subscription Receipts

Warrants

Units

POET Technologies Inc. (the “Corporation” or “POET”) may, from time to time, offer and issue common shares (“Common Shares”), debt securities (“Debt Securities”), securities convertible into or exchangeable for Common Shares and/or other securities (“Convertible Securities”), subscription receipts, each of which, once purchased, entitle the holder to receive upon the satisfaction of certain release conditions, and for no additional consideration, one or more Common Shares and/or other Securities (as defined herein) (“Subscription Receipts”), warrants to purchase Common Shares and/or other Securities (together, “Warrants”), and units comprised of a combination of any of the above (“Units” and, together with the Common Shares, Debt Securities, Convertible Securities, Subscription Receipts and Warrants, the “Securities”) in an aggregate initial offering price of up to US$250,000,000 (or the equivalent thereof, at the date of issue, in any other currency or currencies, as the case may be), in one or more transactions during the 25 month period that this short form base shelf prospectus (the “Prospectus”), including any amendments hereto, remains effective. Securities may be offered for sale separately or in combination with one or more other Securities, in amounts, at prices and on such terms as the Corporation may determine from time to time depending upon its financing requirements, prevailing market conditions at the time of sale and other factors.

Any offering made pursuant to this Prospectus is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board, and are subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies prepared in accordance with U.S. generally accepted accounting principles.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Corporation is incorporated or organized under the laws of Canada, that some of its officers and directors are residents of Canada, that some or all of the underwriters or experts that may be named in the Registration Statement (as defined below) may be residents of Canada, and that all or a substantial portion of the assets of the Corporation and said persons may be located outside the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The specific terms of any offering of Securities will be set forth in an applicable prospectus supplement (a “Prospectus Supplement”) and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered and the issue price; (ii) in the case of Debt Securities, the specific designation, aggregate principal amount, the maturity, interest provisions, authorized denominations, offering price, covenants, events of default, any terms for redemption or retraction, any exchange or conversion terms and any other terms specific to the Debt Securities being offered; (iii) in the case of Convertible Securities, the number of Convertible Securities offered, the offering price, the procedures for the conversion or exchange of such Convertible Securities into or for Common Shares and/or other Securities and any other specific terms; (iv) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, the conditions and procedures for the exchange of the Subscription Receipts for Common Shares and/or other Securities, provisions applicable to any escrow of the proceeds from the sale of the Subscription Receipts and for the release of such proceeds from escrow, any securities exchange listing, and any other terms specific to the Subscription Receipts being offered; (v) in the case of Warrants, the designation, number and terms of the Common Shares or other Securities issuable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise and any other specific terms; and (vi) in the case of Units, the designation, number and terms of the Common Shares and/or other Securities forming part of the Units, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise, the currency in which the Units are issued and any other terms specific to the Units being offered. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the parameters described in this Prospectus. One or more securityholders of the Corporation may also offer and sell Securities under this prospectus (the “Selling Securityholders” and each a “Selling Securityholder”). See “Secondary Offerings by Selling Securityholders”.

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to prospective purchasers together with this Prospectus. Each Prospectus Supplement will be deemed to be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the offering of Securities to which the Prospectus Supplement pertains.

This Prospectus constitutes a public offering of Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. The Corporation or any Selling Securityholders may sell Securities to or through underwriters or dealers from time to time and may also sell Securities directly to purchasers pursuant to applicable statutory exemptions or through agents. Underwriters, dealers or agents with respect to the Securities sold to or through underwriters, dealers or agents will be named in the Prospectus Supplement relating to that particular offering of Securities. The Prospectus Supplement relating to a particular offering of Securities will also set forth the terms of the offering of Securities including, to the extent applicable, any fees, discount or other remuneration payable to the underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the initial issue price (in the event the offering is a fixed price distribution), the manner of determining the issue price(s) (in the event the offering is a non-fixed price distribution), the proceeds that the Corporation and/or any Selling Securityholders will receive and any other material terms of the plan of distribution. Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non- fixed prices. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers at the time of sale, which prices may vary as between purchasers and during the period of distribution of the Securities.

No underwriter, dealer or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus. See “Plan of Distribution”.

This Prospectus may qualify an “at-the-market distribution” (as defined in National Instrument 44-102 – Shelf Distributions (“NI 44-102”)). The Securities may be offered and sold pursuant to this Prospectus through underwriters, dealers, directly or through agents designated from time to time at amounts and prices and other terms determined by the Corporation or any Selling Securityholders. The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, including sales in transactions that are deemed to be “at-the-market distributions”, including sales made directly on the TSX Venture Exchange (the “TSXV”), the Nasdaq Capital Market (“Nasdaq”), or other existing trading markets for the Securities, and as set forth in an accompanying Prospectus Supplement.

In connection with any underwritten offering of Securities other than an “at-the-market distribution”, unless otherwise specified in the relevant Prospectus Supplement, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at levels other than those that might otherwise prevail on the open market. Such transactions, if commenced, may be commenced, interrupted or discontinued at any time. See “Plan of Distribution”. No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

This Prospectus, together with an applicable Prospectus Supplement, qualifies the issuance of Debt Securities. The Corporation has no long-term debt as of the date hereof and had no long-term debt as of December 31, 2023. Though the Corporation has no long-term debt to service, the Corporation also has limited financial resources and negative cash flow. As a result of the foregoing, the earnings coverage ratio for the twelve months ended December 31, 2023, is less than one-to-one. The earnings coverage ratio is calculated by dividing an entity’s profit or loss by its borrowing costs and dividend obligations.

The Corporation’s issued and outstanding Common Shares are listed on the TSXV under the symbol “PTK” as well as on the Nasdaq under the symbol “POET”. The closing price of the Common Shares on the TSXV and on the Nasdaq on June 27, 2024, the last trading day prior to the date of this Prospectus, was CAD$2.41 and US$1.77, respectively.

Any offering of Securities other than Common Shares will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Securities will not be listed on any securities or stock exchange or on any automated dealer quotation system. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Securities other than Common Shares may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Securities in the secondary market (if any), the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. Certain broker-dealers may make a market in the Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure prospective purchasers that any broker-dealer will make a market in the Securities or as to the liquidity of the trading market, if any, for such Securities.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences both in Canada and the United States. This Prospectus does not discuss United States or Canadian tax consequences and any such tax consequences may not be described fully in any applicable Prospectus Supplement with respect to a particular offering of Securities. Prospective investors should read the tax discussion, if any, in the applicable Prospectus Supplement and consult with an independent tax advisor. See “Risk Factors”.

An investment in Securities involves significant risks that should be carefully considered by prospective investors before purchasing Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, should be carefully reviewed and considered by prospective investors in connection with any investment in the Securities. See “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors”. See also “Secondary Offerings by Selling Securityholders”.

Jean-Louis Malinge, Suresh Venkatesan, Theresa Lan Ende and Glen Riley each a director of the Corporation, and Thomas Mika, the Executive Vice President and Chief Financial Officer of the Corporation, reside outside of Canada. Each of the foregoing has appointed Bennett Jones LLP as agents for service of process at 3400 One First Canadian Place, PO Box 130, Toronto, Ontario M5X 1A4. Prospective investors are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process.

Investors should rely only on the information contained or incorporated by reference in the Prospectus and any applicable Prospectus Supplement. The Corporation has not authorized anyone to provide investors with different or additional information. If anyone provides investors with different or additional information, investors should not rely on it. The Corporation is not making an offer to sell or seeking an offer to buy Securities in any jurisdiction where the offer or sale is not permitted. Investors should assume that the information contained in the Prospectus and any applicable Prospectus Supplement is accurate only as at the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as at the date of that document, regardless of the time of delivery of the Prospectus and any applicable Prospectus Supplement or of any sale of the Corporation’s securities. The Corporation’s business, financial condition, results of operations and prospects may have changed since those dates.

Market data and certain industry forecasts used in the Prospectus and any applicable Prospectus Supplement and the documents incorporated by reference in the Prospectus and any applicable Prospectus Supplement were obtained from market research, publicly available information, and/or industry publications.

The head office of the Corporation is Suite 1107, 120 Eglinton Avenue East, Toronto, Ontario M4P 1E2.

- i -

INTERPRETATION

In this Prospectus, unless otherwise indicated or the context otherwise requires, the terms “POET”, the “Corporation”, the “Issuer”, “we”, “us” and “our” are used to refer to POET Technologies Inc. and its subsidiaries.

The address of the Corporation’s website is www.poet-technologies.com. Information contained on POET’s website does not form part of this Prospectus nor is it incorporated by reference herein. Prospective investors should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. The Corporation has not authorized any person to provide different information. The Corporation takes no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you.

Unless otherwise indicated, all dollar amounts in this Prospectus are expressed in United States dollars. Canadian dollars are stated as “CAD$”. On June 27, 2024, the last business day before the date of this Prospectus, the daily exchange rate as quoted by the Bank of Canada was CAD$1.00 = US$0.7305 (or US$1.00 = CAD$1.3690).

The Securities being offered for sale under this Prospectus may only be sold in those jurisdictions in which offers and sales of the Securities are permitted. This Prospectus is not an offer to sell or a solicitation of an offer to buy the Securities in any jurisdiction where it is unlawful. The information contained in this Prospectus is accurate only as at the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This Prospectus contains forward-looking statements and forward-looking information within the meaning of Canadian and United States securities laws, including the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements and information can generally be identified by the use of forward-looking terminology or words, such as, “continues”, “with a view to”, “is designed to”, “pending”, “predict”, “potential”, “plans”, “expects”, “anticipates”, “believes”, “intends”, “estimates”, “projects”, and similar expressions or variations thereon, or statements that events, conditions or results “can”, “might”, “will”, “shall”, “may”, “must”, “would”, “could”, or “should” occur or be achieved and similar expressions in connection with any discussion, expectation, or projection of future operating or financial performance, events or trends. Forward-looking statements and forward-looking information are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

The forward-looking statements and information in this Prospectus are subject to various risks and uncertainties, including those described under the heading “Risk Factors” as well as under the heading “Risk Factors” in the AIF (as defined herein), many of which are difficult to predict and generally beyond the control of the Corporation, including without limitation, risks:

associated with the Corporation’s ability to attract and retain key personnel;

associated with the Corporation’s history of operating losses;

associated with the Corporation’s limited operating history in the data center market;

associated with the highly complex and uncertain nature of developing technologically advanced products in the semiconductor and photonics sectors;

associated with the optical data communications industry, including rapid growth, volatility and dependence on rapidly changing technologies;

that the Corporation’s objectives for the development of new products will not be met within the timelines the Corporation expects or at all;

that the Corporation will not be able to compete in the highly competitive market;

the Corporation’s reliance on the success of its Optical Interposer, and its reliance on a joint venture to assemble, test, package and sell its products;

associated with the Corporation’s products being completed, qualified and introduced according to end-user requirements;

associated with the difficulties of forecasting customer demand and product mix accurately;

associated with engineering, product development and manufacturing;

associated with the Corporation’s reliance on a limited number of key suppliers and contract manufacturers;

associated with companies operating in the People’s Republic of China;

associated with economic and political uncertainties;

associated with governmental export and import controls;

the Corporation’s limited financial liquidity;

associated with the liquidity of the Common Shares;

associated with the Corporation’s need for additional financing, which may not be available on acceptable terms or at all;

that the trading price of the Common Shares of the Corporation will be volatile;

that shareholders’ interests will be diluted through future stock offerings or options and warrant exercises;

that sales of Common Shares, or the prospect of future sales, may depress our stock price;

associated with the Corporation’s internal control over financial reporting;

associated with successfully protecting patents and trademarks and other intellectual property rights;

associated with potential intellectual property disputes;

associated with disruptions or failures in information technology systems and network infrastructures;

associated with significant disruption in, or breach in security of, our information technology systems or violations of data protection laws;

associated with potential political, legal and economic instability, foreign conflicts, and the impact of regional and global infectious illnesses in the countries in which we and our customers, suppliers and contract manufacturers are located;

related to periodic changes in a specific country’s or region’s economic conditions, such as recession;

associated with natural disasters or other catastrophic events;

associated with regulatory matters, including the Corporation’s ability to obtain all required licenses to conduct its business, trade related barriers, certification requirements, and Canadian and foreign anticorruption laws, associated with fluctuations in foreign currency exchange rates;

associated with the failure to comply with the U.S. Foreign Corrupt Practices Act;

concerning the actual allocation of proceeds from any financings undertaken by the Corporation.

concerning the Corporation’s ability to use its net operating losses and certain other tax attributes;

associated with the Corporation’s ability to maintain its status as a “foreign private issuer”; that the rights of our shareholders may differ from the rights typically afforded to shareholders of a U.S. corporation; and

associated the with Corporation’s characterization as a passive foreign investment company.

Although the Corporation has attempted to identify important factors that could cause actual actions, events, conditions, results, performance or achievements to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events, conditions, results, performance or achievements to differ from what is anticipated, estimated or intended. Those factors are described or referred to under the heading “Risk Factors” in this Prospectus and in the AIF and elsewhere in this Prospectus and the documents incorporated by reference herein. Additional risks and uncertainties not presently known to the Corporation or that the Corporation currently deems immaterial may also impair the Corporation’s business operations.

Readers are cautioned that the foregoing list of factors is not exhaustive of the factors that may affect forward-looking statements. Actual results and developments are likely to differ, and may differ materially, from those expressed or implied by the forward-looking statements contained or incorporated by reference into this Prospectus. Such statements are based on a number of assumptions, which may prove to be incorrect, including, but not limited to, assumptions about the following:

the state of the equity and debt capital markets;

the supply and demand for the Corporation’s products;

the Corporation’s expected operating and capital costs;

the Corporation’s ability to raise any necessary additional capital on reasonable terms to advance the research and development of its products and achieve its other business objectives;

the economy and the semiconductor and photonics sector in general;

the success of the Corporation’s products;

the stability of the legislative and operating framework for the Corporation occur;

the accuracy of budgeted costs and expenditures;

the stability of foreign exchange rates;

the cost of equipment and labor as anticipated;

the receipt of any necessary regulatory approvals;

the Corporation’s ability to attract and retain skilled staff;

prices and availability of equipment;

the ability of contracted parties to provide goods and/or services on a timely basis or at all; and

no significant events occur outside of the Corporation’s normal course business.

All forward-looking statements contained in this Prospectus and the documents incorporated herein by reference are qualified by this cautionary statement. Accordingly, readers should not place undue reliance on forward-looking statements. The Corporation undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information or future events or otherwise, except as may be required by law. If the Corporation does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in each of the provinces and territories of Canada and filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Corporation at its head office at Suite 1107, 120 Eglinton Avenue East, Toronto, Ontario M4P 1E2, and are also available electronically in Canada through the System for Electronic Data Analysis and Retrieval+ (“SEDAR+”) at www.sedarplus.ca or in the United States through EDGAR at the website of the SEC at www.sec.gov. The filings of the Corporation through SEDAR+ and EDGAR are not incorporated by reference in this Prospectus except as specifically set out herein.

The following documents of the Corporation, filed by the Corporation with the securities commissions or similar authority in each of the provinces and territories of Canada and filed with, or furnished to, the SEC are specifically incorporated by reference in this Prospectus:

(a)	annual information form for the year ended December 31, 2023, on United States Securities and Exchange Commission Form 20-F, dated March 28, 2024 (the “AIF”);

(b)	management information circular dated May 25, 2023, relating to the annual and special meeting of shareholders held on June 30, 2023;

(c)	management information circular dated May 9, 2024, relating to the annual and special meeting of shareholders to be held on June 21, 2024;

(d)	consolidated audited financial statements for the years ended December 31, 2023, 2022 and 2021, together with the auditors’ report thereon;

(e)	management’s discussion and analysis for the year ended December 31, 2023 (the “MD&A”);

(f)	interim financial statements for the three months ended March 31, 2024;

(g)	management’s discussion and analysis for the three months ended March 31, 2024; and

(h)	material change report dated May 13, 2024, concerning the May 2024 LIFE Offering and the May 2024 Offering (each as defined herein),

provided that these documents are not incorporated by reference to the extent their contents are modified or superseded by a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated by reference in this Prospectus. To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with or furnished to the SEC pursuant to the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), such document or information shall also be deemed to be incorporated by reference as an exhibit to the Registration Statement (in the case of a report on Form 6-K, if and to the extent expressly provided in such report).

Any documents of the type described in section 11.1 of Form 44-101F1 – Short Form Prospectus, if filed by the Corporation after the date of this Prospectus and before the termination of the distribution, are deemed to be incorporated by reference in this Prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement.

Upon a new annual information form and related annual financial statements being filed by us with, and where required, accepted by, the applicable securities regulatory authority during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements, material change reports and information circulars and all Prospectus Supplements filed prior to the commencement of the Corporation’s financial year in which a new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder.

All information permitted by National Instrument 44-102 – Shelf Distributions to be omitted from this base shelf Prospectus will be contained in one or more shelf Prospectus Supplements that will be delivered to purchasers together with this base shelf Prospectus. Each shelf Prospectus Supplement will be incorporated by reference into this base shelf Prospectus for the purposes of securities legislation as of the date of the shelf Prospectus Supplement and only for the purposes of the distribution of the securities to which the shelf Prospectus Supplement pertains.

The Corporation may determine to incorporate into any Prospectus Supplement, including any Prospectus Supplement that it files in respect of an “at-the-market” offering, any news release that the Corporation disseminates in respect of previously undisclosed information that, in the Corporation’s determination, constitutes a “material fact” (as such term is defined under applicable Canadian securities laws). In this event, the Corporation will identify such news release as a “designated news release” for the purposes of this Prospectus in writing on the face page of the version of such news release that the Corporation files on SEDAR+ (www.sedarplus.ca) (any such news release, a “Designated News Release”), and any such Designated News Release shall be deemed to be incorporated by reference into this Prospectus and the Prospectus Supplement for the offering in respect to which the Prospectus Supplement relates.

MARKETING MATERIALS

Certain “marketing materials” (as defined in National Instrument 41-101 – General Prospectus Requirements (“NI 41-101”)) may be used in connection with a distribution of Securities. Any “template version” (as defined in NI 41-101) of any marketing materials filed after the date of a Prospectus Supplement and before the termination of the distribution of the Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) will be deemed to be incorporated by reference in such Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been, or will be, filed with the SEC as part of the Registration Statement, of which this Prospectus forms a part: (1) the documents listed under “Documents Incorporated by Reference”; (2) the consent of Marcum LLP; (3) powers of attorney from certain of the Corporation’s directors and officers; and (4) the form of indenture relating to the Debt Securities.

AVAILABLE INFORMATION

The Corporation is subject to the informational requirements of the Exchange Act and applicable Canadian requirements and, in accordance therewith, files reports and other information with the SEC and with securities regulatory authorities in Canada. Under the multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Corporation is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Corporation’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Reports and other information filed by the Corporation with, or furnished to, the SEC may be obtained on EDGAR at the SEC’s website: www.sec.gov.

The Corporation has filed with the SEC a registration statement on Form F-10 (the “Registration Statement”) under the U.S. Securities Act with respect to the Securities. This Prospectus, including the documents incorporated by reference herein, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. For further information with respect to the Corporation and the Securities, reference is made to the Registration Statement and the exhibits thereto. Statements contained in this Prospectus, including the documents incorporated by reference herein, as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement can be found on EDGAR at the SEC’s website: www.sec.gov.

POET TECHNOLOGIES INC.

The legal and commercial name of the Corporation is POET Technologies Inc. The Corporation was originally incorporated under the Business Corporations Act (British Columbia) on February 9, 1972, as Tandem Resources Ltd. On November 14, 1985, Tandem Resources Ltd. amalgamated with Stanmar Resources Ltd. and Keezic Resources Ltd., to continue as one company under the name Tandem Resources Ltd. under the Business Corporations Act (British Columbia). By Articles of Continuance dated January 3, 1997, Tandem Resources Ltd. was continued under the Business Corporations Act (Ontario) (“OBCA”). By Articles of Amendment dated September 26, 2006, Tandem Resources Ltd. changed its name to OPEL International Inc. By Certificate of Continuance dated January 30, 2007, OPEL International Inc. was continued under the Business Corporations Act (New Brunswick). By Articles of Continuance dated November 30, 2010, OPEL International Inc. was continued under the OBCA and changed its name to OPEL Solar International Inc. By Articles of Amendment dated August 25, 2011, OPEL Solar International Inc. changed its name to OPEL Technologies Inc. By Articles of Amendment dated July 23, 2013, OPEL Technologies Inc. changed its name to POET Technologies Inc. Today, the Corporation is an Ontario-based corporation governed by the OBCA.

The Corporation is a reporting issuer in each of the provinces of Canada.

Intercorporate Structure

The following is the corporate structure of POET as of the date hereof.

Description of the Business

The Corporation is a design and development company offering photonic integrated packaging solutions based on the POET Optical Interposer™, a novel platform that allows the seamless integration of electronic and photonic devices onto a single chip using advanced wafer-level semiconductor manufacturing techniques. The semiconductor industry has adopted the term “Wafer-Level Chip-Scale Packaging” (or “WLCSP”) to describe similar approaches within the semiconductor industry. POET’s Optical Interposer eliminates costly components and labor-intensive assembly, alignment, and testing methods employed in conventional photonics. We believe the cost-efficient integration scheme and scalability of the POET Optical Interposer brings value to devices or systems that integrate electronics and photonics, including high-growth areas of communications and computing. The emergence of Artificial Intelligence (AI) systems over the past year has placed extraordinary demands on cloud-based AI service providers and hyperscale data centers for increases in network speeds and bandwidth. We believe that chip-scale integration is essential to developing hardware that can meet such demands and that the Corporation is on the forefront of providing scalable solutions for current and future AI systems.

Additional information regarding the business of the Corporation can be found in the AIF and other documents incorporated by reference herein, copies of which are available for review under the Corporation’s issuer profile on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov. See “Documents Incorporated by Reference”.

Operations in Emerging Market Jurisdictions

Guidance from Canadian securities regulators provides that issuers operating in markets deemed “emerging markets” include additional disclosure with respect to operations in such markets. The Corporation has operating subsidiaries located in Singapore and China. Although Singapore is considered to be a relatively stable jurisdiction for business, it is possible that operating in Singapore and / or China may expose the Corporation to a certain degree of political, economic and other risks and uncertainties. For these reasons, the following disclosure is in included in contemplation of the guidance in Staff Notice 51-720 – Issuer Guide for Companies Operating in Emerging Markets of the Ontario Securities Commission.

The establishment and development of POET Technologies Pte. Ltd (“POET Singapore”) (Singapore), POET Optoelectronics Shenzhen Co. Ltd (“POSC”) (China) and a joint venture with Quanzhou Sanan Optical Communication Technology Co. Ltd. (“Sanan”), SPX (China), adds an additional regulatory framework to which the Corporation operates and is supplementary to the existing regulatory framework existing in Canada.

The Corporation’s operating entities in emerging jurisdictions are governed in accordance with applicable local laws and entity-wide governance principles. The directors and management of the Corporation’s operating entities in emerging jurisdictions are generally comprised of a majority of senior management employees and where required by local laws, local residents, who are generally longstanding local management level employees, or local corporate counsel. In addition, certain members of the Corporation’s management have experience of conducting business in China, as detailed below, and in Singapore, where the Corporation has maintained operations since 2016. The Corporation maintains oversight over the operations in Singapore and China. Each jurisdiction will require greater internal controls and adherence to a regulatory framework that creates challenges in relation to decision-making, communication, and compliance. The Corporation has experienced management and retained legal advisors and consultants to help facilitate adherence to regulatory requirements in order to meet this challenge.

Use of and Reliance on Experts

The Corporation has retained legal counsel in various international jurisdictions in which it operates regarding various corporate and regulatory legal issues, including the Corporation’s right to conduct business in Singapore and China, and has relied on advice from that counsel with respect to such matters. The Corporation has retained Bird & Bird LLP, an international law firm with offices in both Singapore and China, as well as Intertrust Consultants Limited, an international consulting firm specializing in compliance, business ethics, legal, administrative and regulatory duties for conducting the Corporation’s business in China.

The Corporation ensures that any such counsel or provider retained has their credentials vetted, referenced, with considerable diligence and adherence to local licenses, professional associations, and regulators.

Law, Language, Cultural and Business Practices

Singapore

The government of Singapore recognizes four official languages, being English, Malay, Mandarin and Tamil. The Corporation’s executive officers and all members of the board of directors of the Corporation (the “Board”) are fluent in English and, in each case, English is their primarily language. In addition, the Corporation and POET Singapore operates in English and all board materials are prepared in English. The Corporation works with advisors, such as Bird & Bird LLP, capable of professionally conversing in English. See “Use of and Reliance on Experts”.

The financial records of the Corporation and POET Singapore existing under the laws of Singapore are maintained in English. The Corporation does not believe that any material language or cultural barriers exist.

Should a translation from a jurisdiction’s official language to English be required, the Corporation intends to engage a professional translator to execute the required translation. In particular, the Corporation can rely on translators, bilingual local lawyers and/or bilingual local auditors.

In addition, the Corporation has operated in Singapore since 2016 and has experienced management and board of directors that is sensitive to Singaporean business practices and customs. The Corporation engages with all subsidiaries and staff on a global basis as a team and interacts through cross company telecommunications to update and communicate corporate advancement, policies and practices with great frequency.

China

The government of China recognizes Mandarin as its official language. Some of the Corporation’s executive officers, including James Lee and Dr. Jinyu Mo, have proficiencies in Mandarin. The Corporation engages a professional translator to execute any required translation. In particular, the Corporation can rely on translators and Bird & Bird LLP, its bilingual local lawyers. As noted above, the Corporation has engaged multiple service providers in China to assist with compliance with laws and regulations. Service providers include an international law firm, Bird & Bird LLP, which has expertise in various facets of Chinese law, including corporate law, commercial law, employment law, intellectual property law, and IT, data and telecommunications law. The Corporation also retains Intertrust Consultants Limited, an international consulting firm specializing in compliance, business ethics, legal, administrative and regulatory duties for international companies conducting business in China. See “Use of and Reliance on Experts”.

In addition, the certain officers of the Corporation, including Vivek Rajgarhia, Advisor to the Chief Executive Officer of the Corporation, James Lee, Vice President and General Manager of POET Singapore, and Dr. Jinyu Mo, possess extensive experience in conducting business in China and familiar with the laws, requirements and local business culture and practices in China.

Corporate Governance in China

Under Chinese law, a corporation established in China is required to appoint a legal representative. The legal representative may be held personally accountable for actions carried out by the applicable Chinese company. The legal representative is exposed to personal risks for acts and omissions, either individually or by the company and its employees. Such risks include civil, administrative, or criminal liability. Vivek Rajgarhia, Advisor to the Chief Executive Officer of the Corporation, is the legal representative of POSC. Liangcai Jing, the President of SPX, is the legal representative of SPX.

The articles of POSC and SPX do not provide for any variation to the role, powers and responsibilities of the legal representative, other than those as typically provided under Chinese law. The legal representative represents the company and is responsible for performing duties and powers on behalf of the company in accordance with applicable Chinese laws and the company’s articles of association. Most company registration or change filing-related formalities require the wet signature of the legal representative, however the legal representative also is typically provided a personal seal which serves as a formal signature for some other authorities or bank formalities. The legal representative’s name will be recorded on the company’s business license, which is publicized online.

There are certain procedures to be followed to legally remove a legal representative, directors and officers of an entity under Chinese law.

(1)	Procedures to legally remove the legal representative

If the chairman of board or executive director of the company concurrently serves as the legal representative according to company’s articles of association (“AoA”), the shareholder of the company is entitled to re-appoint a new chairman of board or executive director to replace the prior legal representative by shareholder resolution. If the general manager concurrently serves as the legal representative according to company’s AoA, the board or executive director is entitled to re-appoint a new general manager to replace the prior legal representative by resolution. Upon appointment, the newly appointed person will automatically serve as the legal representative pursuant to the AoA. In addition, the company shall prepare application documents related to the change of legal representative and submit them to local company registration authority where the company is domiciled. Local company registration authorities will then issue a new business license, which contains the name of new legal representative.

(2)	Procedures to legally remove the directors and officers

The removal of a director of the entity is done by way of a shareholder resolution. While “officer” is not specifically defined under the PRC Company Law, “senior officer” under the PRC Company Law refers to any manager, deputy manager, financial principal, secretary to the board of directors of a listed company, or any other person specified in the AoA. The board or executive director of the company can remove managers by way of resolution and remove financial principals by way of resolution in accordance with the nomination of the general manager. For the removal of directors and general managers, the company shall prepare application documents related to such removal and submit such documents to local company registration authority where the company is domiciled. No new business license will be issued relating to a change of directors and general managers of an entity. Certain filings may be required for changes in officers, however, changes in the general manager and financial principal require filings.

There are requirements for a minimum number of directors and/or supervisors that must be complied with if directors/supervisors are removed but not replaced. Specifically, a board shall comprise at least three members. A Chinese company is not allowed to have two directors in its governance structure. If a board is not established, the company shall have only one executive director instead.

In addition, POSC and SPX have chops which are essential for conducting business in China, including entering into contracts, conducting banking activities and undertaking day-to-day business activities. POSC has a Company Chop, Legal Representative Chop, Financial Chop and Invoice Chop while SPX has a Company Chop, Legal Representative Chop and Financial Chop. The specified purposes of the chops is detailed below:

2.	Company Chop. The Company Chop is used by an authorized person at each of POSC and SPX and is required for the daily operations of the Chinese entity. It is required when any important document is signed and is also used to provide legal authority when dealing with bank formalities. All letters, official documents, contracts, and introduction letters issued in the name of the company, certificates, or other company materials can use the official chop, which will legally bind the company. Pursuant to the policies of POSC, the Corporation’s subsidiary, the use of the company chop for transactions above $10,000 must be approved by the Corporation’s CEO, President and CFO,; however, under Chinese laws, the use of the Company Chop alone or the signature of the parties to the contract alone is sufficient to bind the Chinese entities.

3.	Legal Representative Chop. The Legal Representative Chop is evidence of the Legal Representative’s signature and may be used in place of a signature, or alongside the Legal Representative’s actual signature.

4.	Financial Chop. The Financial Chop is used for opening a bank account, issuing checks, authenticating financial documents, such as tax filings and compliance documents, and for most bank-related transactions by the financial controller / officer of POSC and SPX.

5.	E-VAT Fapiao. The E-VAT Fapiao is used to issue invoices in China known as Fapiao. The E-VAT Fapiao was acquired in preparation for the time that the Corporation (and POSC) will begin issuing invoices to customers.

Other than the POSC chops held by Intertrust, in order to maintain the physical security of the chops, each chop is stored separately in secured locations accessible only to a single authorized personnel, who are members of the entity’s senior management whose role and function is aligned with the purpose and use of the assigned chop. The Company Chop of POSC is used by Jinyu Mo, the general manager of POSC and stored in a locked safe at the offices of POSC located at Unit 02, 10th Floor, A4 Building, Kexing Science Park, No. 15. The Financial Chop, Legal Representatives Chop and Invoice Chop of POSC is in the possession of the Corporation’s and POSC’s local consultant, Intertrust and kept in a locked safe by Intertrust in its offices at Room 708, Guangzhou IFC, No. 5 Zhujiang West Road, Tianhe District, Guangzhou, China 510623. The use of the Legal Representative Chop by Intertrust on behalf of POSC strictly forbidden without the express written approval of the legal representative of POSC, Vivek Rajgarhia, Advisor to the Chief Executive Officer of the Corporation. The Company Chop, Financial Chop and Legal Representative Chop of SPX is used by Vivi Jieqiong Qui (Operations Manager of SPX), Arden Zhu (Finance Manager of SPX) and Liangcai Jing (President of SPX), all kept under locked safes at the offices of SPX located at 6th Floor, No.799 Min ‘an Ave, Tong ‘an District, Xiamen City, Fujian Province, China.

Related Parties

The Corporation is subject to Canadian securities laws and accounting rules with respect to approval and disclosure of related party transactions and has policies in place which it follows to mitigate risk associated with potential related party transactions. The Corporation may transact with related parties from time to time, in which case such related party transaction may require disclosure in its consolidated financial statements and in accordance with relevant securities laws.

Risk Management and Disclosure

The Corporation has implemented a system of corporate governance, internal controls over financial and disclosure controls and procedures that apply to the Corporation and its subsidiaries, which are overseen by the Board and implemented by senior management of the Corporation. Executive management and the board of the Corporation prepare and review the financial reporting of its subsidiaries as part of preparing its consolidated financial reporting, and the Corporation’s independent auditors review the consolidated financial statements under the oversight of the Corporation’s audit committee. In addition, the management of each subsidiary entity review, on a monthly basis, the financial activities of local operations, which includes a review of variances and trend analysis against approved budget. These monthly reviews are also part of the discussions between the management of the subsidiary entity and the Corporation. As such, the Corporation’s board and management have insight into the monthly operations and finances and can provide effective oversight of subsidiary level financial reporting and operations.

In general, the board of each subsidiary entity is responsible for maintaining good corporate governance practices and risk controls. Board members and management of the Corporation regularly discuss business operations and risk management practices with directors and management of each subsidiary entity.

Internal Controls

The Corporation prepares its consolidated financial statements on a quarterly and annual basis, using IFRS. The Corporation implements internal controls over the preparation of its financial statements and other financial disclosures, including its MD&A, to provide reasonable assurance that its financial reporting is reliable. The quarterly and annual financial statements are being prepared in accordance with IFRS and other financial disclosures, including its MD&A, are being prepared in accordance with relevant securities legislation. These systems of internal control over financial reporting and disclosure controls and procedures are designed to ensure that, among other things, the Corporation has access to material information about its subsidiaries.

The Corporation’s operations and adherence to risk management in Singapore and China is regulated and actively monitored. The Corporation provides internal monitoring through management and ensures the supervisors and general managers in both Singapore and China work alongside the Corporation’s counsel and consultants to facilitate active regulatory and risk management monitoring. In addition to the above, the Corporation ensures that each subsidiary entity has sufficient and qualified employees which allows for the proper functioning of different processes and appropriate segregation of duties. Stringent approval processes are in place through approved delegation of authority.

Proper security measures are in-place to safe guard company assets, including the use of the chops of POSC and SPX. As detailed above, corporate seals and chops are maintained at the local entity level with appropriate security measures in place to safeguard such seals.

The minute books, corporate records and corporate seals of these entities are maintained locally. In addition, a copy of the corporate records for POSC is maintained at the offices of the Corporation’s local counsel, Bird & Bird LLP.

Disclosure Controls and Procedures

The Corporation has a disclosure policy that establishes the protocol for the preparation, review and dissemination of information about the Corporation. This policy provides for multiple points of contact in the review of important disclosure matters and integrates inputs from Vivek Rajgarhia and Jinyu Mo, as the main contact persons for disclosure matters in Singapore and China for the Corporation. Such disclosure and information are subsequently by the Corporation’s disclosure committee, comprising of senior management and overseen by the Corporation’s Audit Committee and Corporate Governance and Nominating Committee.

CEO and CFO Certifications

In order for the Corporation’s CEO and CFO to be in a position to attest to the matters addressed in the quarterly and annual certifications required by National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings, the Corporation has developed internal procedures and responsibilities throughout the organization for its regular periodic and special situation reporting, in order to provide assurances that information that may constitute material information will reach the appropriate individuals who review public documents and statements relating to the Corporation and its subsidiaries containing material information, is prepared with input from the responsible officers and employees, and is available for review by the CEO and CFO in a timely manner.

RECENT DEVELOPMENTS

The following section sets out certain of the Corporation’s key developments since December 31, 2023.

On January 25, 2024, the Corporation closed a non-brokered private placement of 5,098,088 units of the Corporation (the “January 2024 Units”) at a price of CAD$1.22 per January 2024 Unit, for aggregate gross proceeds of approximately CAD$6.2 million (the “January 2024 Offering”). Each January 2024 Unit was comprised of one Common Share and one common share purchase warrant of the Corporation (each, a “January 2024 Warrants”). Each January 2024 Warrant entitles the holder thereof to purchase one additional Common Share at a price of CAD $1.52 per Common Share for a period of five years following the date of issuance. In connection with the January 2024 Offering, the Corporation paid a cash finders’ fee of CAD$43,829 to GloRes Securities Inc. and World Source Securities Inc.

On March 27, 2024, the Corporation announced a collaboration with MultiLane Inc. (“MultiLane”), a leading provider of high-speed IO and data center interconnect test solutions, to develop next-generation, performance-optimized pluggable 800G, 1.6T and higher speed transceivers using the Corporation’s newly designed transmit and receive optical engines. The Corporation and MultiLane will focus on jointly developing pluggable transceivers that will reduce cost and improve power efficiency over existing solutions, and address the increasing need for more scalable hardware components for AI and cloud data center markets.

On April 17, 2024, the Corporation announced that it has augmented its investor outreach through two new engagements with Hybrid Financial Ltd. and LFG Equities Corp. The Corporation also announced a management role change whereby Vivek Rajgarhia would transition from the positions of President and General Manager to the position of Advisor to the Chief Executive Officer, effective immediately.

On April 30, 2024, the Corporation entered into a consulting agreement with L5 Capital Inc. (“L5 Capital”) whereby L5 Capital has agreed to act in an independent contractor capacity to provide special opportunity assessments and corporate development advice to the Corporation (the “Consulting Agreement”). In connection with the Consulting Agreement, the Corporation has agreed to pay to L5 Capital a total fee in the amount of US$1.5 million comprised of: (i) an upfront fee in the amount of US$750,000, which has been paid to L5 Capital by the Corporation; and (ii) an additional fee of US$750,000 which is to be paid to L5 Capital in equal quarterly instalments of US$187,500 over the term of the Consulting Agreement. Pursuant to the terms of the Consulting Agreement, the Corporation will also pay an additional fee to L5 Capital in the event the Corporation completes certain corporate transactions.

On May 3, 2024, the Corporation closed a non-brokered private placement of an aggregate of 3,258,390 units of the Corporation (“May 2024 LIFE Units”) issued pursuant to the “listed issuer financing exemption” available under Part 5A of National Instrument 45-106 – Prospectus Exemptions issued at a price of CAD$3.069 per May 2024 LIFE Unit for aggregate gross proceeds of approximately CAD$10 million (the “May 2024 LIFE Offering”). Each May 2024 LIFE Unit was comprised of one Common Share and one common share purchase warrant of the Corporation (each, a “May 2024 LIFE Warrant”). Each May 2024 LIFE Warrant entitles the holder thereof to acquire one Common Shares at an exercise price of CAD$4.26 per Common Share for a period of five years from the closing date of the May 2024 LIFE Offering.

On May 10, 2024, the Corporation closed a non-brokered private placement of 3,448,275 units of the Corporation (“May 2024 Units”) issued at a price of CAD$2.90 per May 2024 Unit for aggregate gross proceeds of approximately CAD$10 million (the “May 2024 Offering”). Each May 2024 Unit was comprised of one Common Share and one common share purchase warrant of the Corporation (each, a “May 2024 Warrant”). Each May 2024 Warrant entitles the holder thereof to acquire one Common Share at an exercise price of CAD$4.26 per Common Share and is exercisable to acquire one Common Share (each, a “May 2024 Warrant Share”) for a period of five years from the closing date of the May 2024 Offering.

On May 14, 2024, the Corporation announced that Foxconn Interconnect Technology (“FIT”) has selected the Corporation’s optical engines, which are silicon photonics integrated circuits (Silicon PIC), for its 800G and 1.6T optical transceiver modules. The Corporation and FIT have entered into a collaboration to develop FIT’s 800G and 1.6T pluggable optical transceiver modules using the Corporation’s optical engines with an aim to address the growth in demand from cutting-edge AI applications and high-speed data center networks. As part of the collaboration, the Corporation will develop and supply its silicon photonics integrated circuit optical engines based on the patented Optical Interposer technology and FIT will design and supply the high-speed pluggable optical transceivers.

Additional information regarding the business of the Corporation can be found in the AIF and other documents incorporated by reference herein, copies of which are available for review under the Corporation’s issuer profile on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov. See “Documents Incorporated by Reference”.

CONSOLIDATED CAPITALIZATION

The applicable Prospectus Supplement will describe any material change in, and the effect of such material change on, the share and loan capitalization of the Corporation since the date of the Corporation’s financial statements for its most recently completed financial period included in such Prospectus Supplement, including any material change that will result from the issuance of Securities pursuant to such Prospectus Supplement.

SECONDARY OFFERINGS BY SELLING SECURITYHOLDERS

Securities may be sold under this prospectus by way of a secondary offering by or for the account of Selling Securityholders; however, no such sale of securities will compose any at-the-market distribution which may be offered pursuant to a prospectus supplement to this Prospectus. The prospectus supplement for or including any offering of Securities by Selling Securityholders will include the following information, to the extent required by applicable securities laws:

the name or names of the Selling Securityholders:

the number or amount of Securities owned, controlled or directed by each Selling Securityholder;

the number or amount of Securities being distributed for the account of each Selling Securityholder;

the number or amount of Securities to be owned, controlled or directed by the Selling Securityholders after the distribution and the percentage that number or amount represents of the total number of the Corporation’s outstanding Securities;

whether the Securities are owned by the Selling Securityholders both of record and beneficially, of record only, or beneficially only;

if the Selling Securityholder purchased any of the Securities in the 24 months preceding the date of the applicable prospectus supplement, the date or dates the Selling Securityholder acquired the Securities;

if the Selling Securityholder acquired any of the Securities in the 12 months preceding the date of the applicable prospectus supplement, the cost thereof to the Selling Securityholder in aggregate and on an average-cost-per-security basis;

if applicable, the disclosure required by item 1.11 of Form 41-101F1, and if applicable, the Selling Securityholders will file a non-issuer’s submission to jurisdiction form with the corresponding prospectus supplement; and

all other information that is required to be included in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

General

The Corporation may sell Securities by one or more of the following methods, or a combination thereof, or through any other method permitted by law: to or through underwriters, brokers or dealers, whether with or without an underwriting syndicate, designated by the Corporation from time to time; directly to one or more purchasers pursuant to applicable statutory exemptions or through agents. We reserve the right to accept or reject, in whole or in part, any proposed purchase of Securities, whether the purchase is to be made directly or through one or more agents.

Underwriters, dealers or agents with respect to the Securities sold to or through underwriters, dealers or agents will be named in the Prospectus Supplement relating to that particular offering of Securities. The Prospectus Supplement relating to a particular offering of Securities will also set forth the terms of the offering of the Securities including, to the extent applicable, any fees, discounts or other remuneration payable to the underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the issue price (in the event the offering is a fixed price distribution), the manner of determining the issue price(s) (in the event the offering is a non-fixed price distribution), the proceeds that the Corporation will receive and any other material terms of the plan of distribution.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 – Shelf Distributions (“NI 44-102”), including sales made directly on the TSXV, the Nasdaq or other markets or exchanges on which the Common Shares may trade. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Corporation or from other parties, including in the form of underwriters’, dealers’ or agents’ fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable Canadian securities legislation and any such compensation received by them from the Corporation and any profit on the resale of the Securities by them may be deemed to be underwriting commissions. In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities and other than in relation to an “at-the-market” distribution, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions intended to fix, stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. A purchaser who acquires Securities forming part of the over-allocation position of any underwriter, broker, dealer or agent, acquires those securities under this Prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases.

Any offering of Securities other than Common Shares will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Securities will not be listed on any securities exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Securities other than Common Shares may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Securities in the secondary market (if any), the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. A prospective investor should be aware that the purchase of Securities may have tax consequences both in Canada and the United States. This Prospectus does not discuss United States or Canadian tax consequences and any such tax consequences may not be described fully in any applicable Prospectus Supplement with respect to a particular offering of Securities. Prospective investors should read the tax discussion, if any, in the applicable Prospectus Supplement and consult with an independent tax advisor. See “Risk Factors”.

Underwriters, dealers or agents who participate in the distribution of Securities under this Prospectus may be entitled under agreements to be entered into with the Corporation to indemnification by the Corporation against certain liabilities, including liabilities under securities legislation, or contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, the Corporation in the ordinary course of business.

Secondary Offering

This Prospectus may also, from time to time, relate to the offering of Common Shares by certain Selling Securityholders.

Common Shares may be sold by the Selling Securityholders in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in any transaction permitted pursuant to applicable law. The Selling Securityholders may, from time to time, sell, transfer or otherwise dispose of any or all of their Common Shares included for public offering in this Prospectus on Nasdaq, the TSXV or any stock exchange, market or trading facility on which the Common Shares are listed or quoted or in private transactions. The Selling Securityholders may sell all or a portion of Common Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, dealers or agents. If Common Shares are sold through underwriters or dealers, the Selling Securityholders will be responsible for underwriting discounts or commissions or agent’s commissions.

If the Selling Securityholders effect such transactions by selling Common Shares to or through underwriters, dealers or agents, such underwriters, dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Securityholders or commissions from purchasers of Common Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, dealers or agents may be in excess of those customary in the types of transactions involved).

The Selling Securityholders may pledge or grant a security interest in some or all of the Common Shares owned by them, and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Common Shares from time to time pursuant to this prospectus or any prospectus supplement filed under General Instruction II.L. of Form F-10 under the U.S. Securities Act, amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer and donate Common Shares in other circumstances in which case the transferees, donees, pledgees or other successor in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Securityholders and any underwriter, agent or dealer participating in the distribution of Common Shares may be deemed to be “underwriters” within the meaning of the U.S. Securities Act, and any commission paid, or any discounts or concessions allowed to, any such underwriter, agent or dealer may be deemed to be underwriting commissions or discounts under the U.S. Securities Act. At the time a particular offering of Common Shares is made, a prospectus supplement, if required, will be distributed which will identify the Selling Securityholders and provide the other information set forth under “Selling Securityholders”, set forth the aggregate amount of Common Shares being offered and the terms of the offering, including the name or names of any dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to dealers.

There can be no assurance that any Selling Securityholder will sell any or all of Common Shares registered pursuant to the Registration Statement, of which this prospectus forms a part. The Selling Securityholders may also sell any or all of their Common Shares under Rule 144 or Rule 904 under the U.S. Securities Act, in each case, if available, rather than under this prospectus.

The Selling Securityholders and any other person participating in such distribution will be subject to applicable provisions of Canadian securities legislation and the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any Common Shares by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of Common Shares to engage in market-making activities with respect to Common Shares. All of the foregoing may affect the marketability of Common Shares and the ability of any person or entity to engage in market-making activities with respect to Common Shares.

Once sold under the Registration Statement, of which this prospectus forms a part, Common Shares will be freely tradable in the hands of persons other than our affiliates.

USE OF PROCEEDS

Unless otherwise indicated in a Prospectus Supplement relating to a particular offering of Securities, the net proceeds to be received by the Corporation from the issue and sale from time to time of the Securities will be added to the general funds of the Corporation to be used to for capital expansion, further product development, potential business or intellectual property acquisitions, working capital and general corporate purposes. The Corporation selected a size of Prospectus designed to provide capital raising flexibility within reasonable parameters for its expected growth and potential capital needs based on the Corporation’s product development stage and anticipated industry growth over the next 25 months. The Corporation anticipates that the optical transceiver industry will undergo significant growth, specifically, according to LightCounting’s September 2023 High Speed Ethernet Optics Report, the market for 800G optical transceivers is expected to grow at a CAGR of 65% over the 2023-2028 period from US$432M to US$5.3B. In addition to expected organic growth, as the Corporation operates in an evolving disruptive technology space, it hopes to be well-situated to adapt to market conditions and respond quickly to potential strategic and mergers and acquisition opportunities if and as they arise. Overall, the Corporation expects to utilize the Prospectus and proceeds from the offering of Securities from time to time to support its growth within the dynamic technology space in order to ensure that it maintains a sufficient level of agility should it experience the explosive growth that is typical of the disruptive technology industry. The Corporation does not have any agreements or commitments for any specific acquisitions at this time.

The Corporation will not receive any proceeds from the sale of Securities by any Selling Securityholder.

There may be circumstances where, on the basis of results obtained or for other sound business reasons, a re-allocation of funds may be necessary or prudent. Accordingly, management of the Corporation will have broad discretion in the application of the proceeds of an offering of Securities. The actual amount that the Corporation spends in connection with each intended use of proceeds may vary significantly from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including those referred to under “Risk Factors” and any other factors set forth in the applicable Prospectus Supplement.

The Corporation had negative cash flow for the twelve months ended December 31, 2023. If the Corporation continues to have negative cash flow in the future, net proceeds may need to be allocated to funding the negative cash flow.

As at May 31, 2024, the Corporation has approximately US$23 million in cash and approximately US$22.2 million in working capital.

Based on the Corporation’s cash on hand as at May 31, 2024, the Corporation’s operating and capital expenditures estimated by the annual operating plan for the next 12 months represents approximately 74%-83% of the Corporation’s cash on hand and 77%-86% of the Corporation’s working capital. At an estimated yearly burn rate of US$17 million – US$19 million, the Corporation’s cash balance as of May 31, 2024, of US$23 million is sufficient to fund the Corporation’s cash requirements for approximately 17 months without raising additional capital.

In addition to available cash on hand, the Corporation has reasonable expectations of additional cash proceeds of US$0.7 million from the exercises of in-the-money December 2022 Warrants which are expiring on June 28, 2024.

The following sets out the key milestones, estimated timing and costs of product development on the Corporation’s main projects in 2024, based on the Corporation’s reasonable expectations and intended courses of action and current assumptions and judgement. The Corporation’s main objective is to advance the below products to its next milestone and the successful development and roll out of these key products and projects in 2024.

Key Milestone	Stage	Timing	Expected Expenditures
Research & Development Programs:
Module Development	Development	Q1 – Q2 2024	US$	1,500,000
	Prototype	Q3 – Q4 2024	US$	1,500,000
	Production	Q1 2025	US$	2,000,000
	Total		US$	5,000,000
Light Sources for Artificial Intelligence	Prototypes	Q1 2024 – Q1 2025	US$	800,000
	Total		US$	800,000
800G Tx	Development	Q1 – Q3 2024	US$	2,000,000
	Prototypes	Q4 2024	US$	1,600,000
	Total		US$	3,600,000
Total Research & Development:			US$	9,400,000

The Corporation approximates that it requires US$9.4 million for the next 12 months to take the above-noted projects to production, which is included in its annual operating plan and yearly burn estimates. Based on the above projections, the Corporation expects that it has sufficient cash on hand to meet the project milestones and take the projects to production stage.

DESCRIPTION OF SHARE CAPITAL

The authorized capital of the Corporation consists of an unlimited number of Common Shares, without par value, of which there are 61,092,291 Common Shares issued and outstanding as of the date hereof, and one special voting share, of which there are nil special voting shares issued and outstanding as of the date hereof.

As of the date hereof, the Corporation has issued and outstanding 12,383,242 Common Share purchase warrants with exercise prices between CAD$1.52 and CAD$4.95. In addition, the Corporation has issued and outstanding 7,887,835 options to acquire Common Shares with exercised prices between CAD$1.75 and CAD$1.79.

Holders of Common Shares are entitled to one vote per Common Share at meetings of shareholders, to receive such dividends as may be declared by the Board and to receive the residual property and assets of the Corporation upon dissolution or winding-up. The Common Shares are not subject to any future call of assessment and there are no pre-emptive, conversion or redemption rights attached to such shares.

The Corporation has not declared or paid any dividends on its Common Shares since the date of its incorporation. The Corporation’s policy is to retain its earnings, if any, for the financing of future growth and development of its business and does not expect to pay dividends or to make any other distributions in the near future. The Board will review this policy from time to time having regard to the Corporation’s financing requirements, financial condition and other factors considered to be relevant.

EARNINGS COVERAGE RATIO

This Prospectus, together with an applicable Prospectus Supplement, qualifies the issuance of Debt Securities. The Corporation has no long-term debt as of the date hereof and had no long-term debt as of December 31, 2023. Though the Corporation has no long-term debt to service, the Corporation also has limited financial resources and negative cash flow. As a result of the foregoing, the earnings coverage ratios for the year ended December 31, 2023, are less than one-to-one. Earnings coverage is calculated by dividing an entity’s profit or loss by its borrowing costs and dividend obligations.

The ability of the Corporation to satisfy any payment obligations under Debt Securities that may be issued pursuant to a Prospectus Supplement, other than the conversion or payment of interest in Common Shares, as the case may be, will be dependent on its ability to generate cash flows or its ability to raise additional financing. See “Risk Factors – Risks Related to the Securities – Credit Risk”. The applicable Prospectus Supplement will provide, as required by applicable Canadian securities laws, the earnings coverage ratios with respect to the issuance of Securities pursuant to such Prospectus Supplement.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities in respect of which a Prospectus Supplement will be filed. The particular terms and provisions of the Debt Securities offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Debt Securities.

Debt Securities may be offered separately or in combination with one or more other Securities. The Corporation may, from time to time, issue debt securities and incur additional indebtedness other than through the issue of Debt Securities pursuant to this Prospectus.

Debt securities will be issued under one or more indentures (each, a “Debt Indenture”), in each case between the Corporation and an appropriately qualified entity authorized to carry on business as a trustee. The description below is not exhaustive and is subject to, and qualified in its entirety by reference to, the detailed provisions of the applicable Debt Indenture. Accordingly, reference should also be made to the applicable Debt Indenture, a copy of which will be filed by the Corporation with applicable provincial securities commissions or similar regulatory authorities in Canada after it has been entered into and before the issue of any Debt Securities thereunder and a copy of the form of which will be filed with the SEC as an exhibit to the Registration Statement, and will be available electronically on SEDAR+ under the Corporation’s profile which can be accessed at www.sedarplus.ca and on EDGAR at www.sec.gov.

The following description sets forth certain general terms and provisions of the Debt Securities and is not intended to be complete. The particular terms and provisions of the Debt Securities and a description of how the general terms and provisions described below may apply to the Debt Securities will be included in the applicable Prospectus Supplement. The following description is subject to supplement in a Prospectus Supplement and the detailed provisions of any Debt Indenture.

General

The Debt Securities may be issued from time to time in one or more series. The Corporation may specify a maximum aggregate principal amount for the Debt Securities of any series and, unless otherwise provided in the applicable Prospectus Supplement, a series of Debt Securities may be reopened for issuance of additional Debt Securities of such series.

Any Prospectus Supplement for Debt Securities supplementing this Prospectus will contain the specific terms and other information with respect to the Debt Securities being offered thereby, including:

the designation, aggregate principal amount and authorized denominations of such Debt Securities;

any limit upon the aggregate principal amount of such Debt Securities;

the currency or currency units for which such Debt Securities may be purchased and the currency or currency units in which the principal and any interest is payable (in either case, if other than Canadian dollars);

the issue price (at par, at a discount or at a premium) of such Debt Securities;

the date or dates on which such Debt Securities will be issued and delivered;

the date or dates on which such Debt Securities will mature, including any provision for the extension of a maturity date, or the method of determination of such date(s);

the rate or rates per annum (either fixed or floating, respectively) at which such Debt Securities will bear interest (if any) and, if floating, the method of determination of such rate;

the date or dates from which any such interest will accrue and on which such interest will be payable and the record date or dates for the payment of such interest, or the method of determination of such date(s);

if applicable, the provisions for subordination of such Debt Securities to other indebtedness of the Corporation;

any redemption term or terms under which such Debt Securities may be defeased whether at or prior to maturity;

any repayment or sinking fund provisions;

any events of default applicable to such Debt Securities;

whether such Debt Securities are to be issued in registered form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

any exchange or conversion terms and any provisions for the adjustment thereof;

if applicable, the ability of the Corporation to satisfy all or a portion of any redemption of such Debt Securities, any payment of any interest on such Debt Securities or any repayment of the principal owing upon the maturity of such Debt Securities through the issuance of securities of the Corporation or of any other entity, and any restriction(s) on the persons to whom such securities may be issued; and

any other specific terms or covenants applicable to such Debt Securities.

The Corporation reserves the right to include in a Prospectus Supplement specific terms pertaining to the Debt Securities which are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Debt Securities described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Debt Securities.

Unless otherwise specified in a Prospectus Supplement, the Debt Securities will be direct unsecured obligations of the Corporation and will rank pari passu (except as to sinking funds) with all other unsubordinated and unsecured indebtedness of the Corporation, including other debt securities issued under the Debt Indenture.

DESCRIPTION OF CONVERTIBLE SECURITIES

This description sets forth certain general terms and provisions that could apply to any Convertible Securities that the Corporation may issue pursuant to this Prospectus. The Corporation will provide particular terms and provisions of a series of Convertible Securities, and a description of how the general terms and provisions described below may apply to that series, in a Prospectus Supplement.

The Convertible Securities will be convertible or exchangeable into Common Shares and/or other Securities. The Convertible Securities convertible or exchangeable into Common Shares and/or other Securities may be offered separately or together with other Securities, as the case may be. The applicable Prospectus Supplement will include details of the agreement, indenture or other instrument to which such Convertible Securities will be created and issued. The following sets forth the general terms and provisions of such Convertible Securities under this Prospectus.

The particular terms of each issue of such Convertible Securities will be described in the related Prospectus Supplement. This description will include, where applicable: (i) the number of such Convertible Securities offered; (ii) the price at which such Convertible Securities will be offered; (iii) the procedures for the conversion or exchange of such Convertible Securities into or for Common Shares and/or other Securities; (iv) the number of Common Shares and/or other Securities that may be issued upon the conversion or exchange of such Convertible Securities; (v) the period or periods during which any conversion or exchange may or must occur; (vi) the designation and terms of any other Convertible Securities with which such Convertible Securities will be offered, if any; (vii) the gross proceeds from the sale of such Convertible Securities; and (viii) any other material terms and conditions of such Convertible Securities.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Corporation may issue Subscription Receipts, independently or together with other securities. Subscription Receipts will be issued under one or more subscription receipt agreements.

A Subscription Receipt is a security of the Corporation that will entitle the holder to receive one or more Common Shares or a combination of Common Shares and Warrants, upon the completion of a transaction, typically an acquisition by the Corporation of the assets or securities of another entity. After the offering of Subscription Receipts, the subscription proceeds for the Subscription Receipts are held in escrow by the designated escrow agent, pending the completion of the transaction. Holders of Subscription Receipts will not have any rights of shareholders of the Corporation. Holders of Subscription Receipts are only entitled to receive Common Shares or Warrants or a combination thereof upon the surrender of their Subscription Receipts to the escrow agent or to a return of the subscription price for the Subscription Receipts together with any payments in lieu of interest or other income earned on the subscription proceeds.

Selected provisions of the Subscription Receipts and the subscription receipt agreements are summarized below. This summary is not complete. The statements made in this Prospectus relating to any subscription receipt agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable subscription receipt agreement.

The Prospectus Supplement will set forth the following terms relating to the Subscription Receipts being offered:

the designation of the Subscription Receipts;

the aggregate number of Subscription Receipts offered and the offering price;

the terms, conditions and procedures for which the holders of Subscription Receipts will become entitled to receive Common Shares or Warrants or a combination thereof;

the number of Common Shares or Warrants or a combination thereof that may be obtained upon the conversion of each Subscription Receipt and the period or periods during which any conversion must occur;

the designation and terms of any other securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each security;

the gross proceeds from the sale of such Subscription Receipts, including (if applicable) the terms applicable to the gross proceeds from the sale of such Subscription Receipts, plus any interest earned thereon;

the material income tax consequences of owning, holding and disposing of such Subscription Receipts;

whether such Subscription Receipts will be listed on any securities exchange;

any terms, procedures and limitations relating to the transferability, exchange or conversion of the Subscription Receipts; and

any other material terms and conditions of the Subscription Receipts.

DESCRIPTION OF WARRANTS

This section describes the general terms that will apply to any Warrants for the purchase of Common Shares (the “Equity Warrants”) or for the purchase of Debt Securities (the “Debt Warrants”).

Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between the Corporation and one or more banks or trust companies acting as Warrant agent or may be issued as stand-alone contracts. The applicable Prospectus Supplement will include details of the Warrant agreements governing the Warrants being offered. The Warrant agent is expected to act solely as the agent of the Corporation and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered under this short form base shelf prospectus. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable Prospectus Supplement. A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed with applicable provincial securities commissions or similar regulatory authorities in Canada after it has been entered into and before the issue of any Warrants thereunder and will be available electronically on SEDAR+ under our profile which can be accessed at www.sedarplus.ca and on EDGAR at www.sec.gov.

Equity Warrants

The particular terms of each issue of Equity Warrants will be described in the related Prospectus Supplement. This description will include, where applicable:

the designation and aggregate number of the Equity Warrants;

the price at which the Equity Warrants will be offered;

the currency or currencies in which the Equity Warrants will be offered;

the date on which the right to exercise the Equity Warrants will commence and the date on which the right will expire;

the class and/or number of Common Shares that may be purchased upon exercise of each Equity Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Equity Warrant;

the terms of any provisions allowing for adjustment in (i) the class and/or number of Common Shares or other securities or property that may be purchased, or (ii) the exercise price per Common Share;

whether the Corporation will issue fractional shares;

the designation and terms of any Securities with which the Equity Warrants will be offered, if any, and the number of the Equity Warrants that will be offered with each security;

the date or dates, if any, on or after which the Equity Warrants and the related Securities will be transferable separately;

whether the Equity Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

whether the Corporation has applied to list the Equity Warrants and/or the related Common Shares on a stock exchange; and

any other material terms or conditions of the Equity Warrants.

Debt Warrants

The particular terms of each issue of Debt Warrants will be described in the related Prospectus Supplement. This description will include, where applicable:

the designation and aggregate number of Debt Warrants;

the price at which the Debt Warrants will be offered;

the currency or currencies in which the Debt Warrants will be offered;

the designation and terms of any Securities with which the Debt Warrants are being offered, if any, and the number of the Debt Warrants that will be offered with each security;

the date or dates, if any, on or after which the Debt Warrants and the related Securities will be transferable separately;

the principal amount of Debt Securities that may be purchased upon exercise of each Debt Warrant and the price at which and currency or currencies in which that principal amount of Debt Securities may be purchased upon exercise of each Debt Warrant;

the date on which the right to exercise the Debt Warrants will commence and the date on which the right will expire;

the minimum or maximum amount of Debt Warrants that may be exercised at any one time;

whether the Debt Warrants will be subject to redemption, and, if so, the terms of such redemption provisions; and

any other material terms or conditions of the Debt Warrants.

DESCRIPTION OF UNITS

The Corporation may issue Units comprised of one or more of the other Securities described herein in any combination. The Prospectus Supplement relating to the particular Units offered thereby will describe the terms of such Units and, as applicable, the terms of such other Securities.

Each Unit is expected to be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit is expected to have the rights and obligations of a holder of each included Security. The Unit agreement under which a Unit is issued, as the case may be, may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable Prospectus Supplement may describe:

the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; and

any other material terms and conditions of the Units.

The preceding description and any description of Units in an applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the Unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such Units.

PRIOR SALES

Information regarding prior sales of Securities will be provided, as required, in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

Information regarding trading price and volume of the Securities will be provided, as required, in each Prospectus Supplement to this Prospectus.

RISK FACTORS

An investment in the Securities offered hereby involves a high degree of risk and should be regarded as speculative due to the nature of the Corporation’s business. POET has incurred losses since inception and may not be able to achieve or sustain profitability in the future. As a result, POET may not be able to maintain sufficient levels of liquidity.

In addition to the other information contained in this Prospectus, investors should carefully consider the risk factors set out in the documents incorporated by reference herein, including the disclosure in the section entitled “Risk Factors” in the AIF. Additional risk factors relating to a specific offering of Securities will be described in the applicable Prospectus Supplement. Any one or more of such risk factors could materially affect the Corporation’s future operating results and could cause actual events to differ materially from those described in forward-looking statements relating to the Corporation. Some of the factors described herein, in the documents incorporated by reference herein, and/or the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. Additional risks and uncertainties of which the Corporation currently is unaware or that are unknown or that it currently deems to be immaterial could have a material adverse effect on the Corporation’s business, financial condition and results of operation. The Corporation can provide no assurance that it will successfully address any or all of these risks. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the risks described herein, in the AIF, in the other documents incorporated by reference herein or in the applicable Prospectus Supplement or other unforeseen risks.

Prospective investors should carefully consider the risks described herein, in a document incorporated by reference herein or in the applicable Prospectus Supplement and consult with their professional advisors to assess any investment in the Corporation.

Risks Related to the Offering

Loss of Entire Investment

An investment in the Securities of the Corporation is speculative and may result in the loss of an investor’s entire investment. Only potential investors who are experienced in high-risk investments and who can afford to lose their entire investment should consider an investment in the Corporation.

Allocation of proceeds

POET has discretion in the use of the net proceeds from the offering of Securities. The Corporation currently intends to allocate the net proceeds expected to be received from the offering of Securities as described under “Use of Proceeds” of this Prospectus or any Prospectus Supplement. However, the Corporation’s management will have discretion in the actual application of the net proceeds, and POET may elect to allocate proceeds differently from that described in “Use of Proceeds” if POET believes it would be in POET’s best interests to do so. The failure by the Corporation’s management to apply these funds effectively could have a material adverse effect on its business.

Negative cash flows from operations

The Corporation currently generates negative cash flows from operations, due to the expenses incurred developing its technologies and developing manufacturing infrastructure. Further, POET has not yet commercialized its Optical Interposer platform.

Risks Related to Common Shares

Listing of the Common Shares

The listing of the Common Shares on the TSXV and the Nasdaq is conditional upon its ability to maintain the applicable minimum requirements for listing, as applicable, of the TSXV and the Nasdaq. There can be no assurance that there will be sufficient liquidity of the Common Shares or that the Corporation will continue to meet the listing requirements of the TSXV and the Nasdaq or achieve listing on any other public securities exchange.

The TSXV may also consider the delisting of the Common Shares if, in its opinion, it appears the Corporation is in serious financial difficulty, if there is significant doubt regarding its ability to continue as a going concern or the Corporation otherwise fails to meet the continued listing requirements thereof. In such circumstances, the TSXV may place POET under a delisting review that could lead to the delisting of its Common Shares from the TSXV.

If the Common Shares are delisted from the TSXV, they may be eligible for listing on a substitute exchange, such as the Canadian Securities Exchange, however in the event that POET is not able to maintain a listing for the Common Shares on the TSXV or a substitute exchange, it may be extremely difficult or impossible for shareholders to sell their Common Shares in Canada. Moreover, if POET is delisted from the TSXV, but obtains a substitute listing for the Common Shares, the Common Shares may have less liquidity and more price volatility than experienced on the TSXV. Shareholders may not be able to sell their Common Shares on any such substitute exchange in the quantities, at the times, or at the prices that could potentially be available on a more liquid trading market. As a result of these factors, if the Common Shares are delisted from the TSXV, the price of the Common Shares may decline and the Corporation’s ability to obtain financing in the future could be materially impaired.

Trading price fluctuations

The trading price of the Common Shares has been and may continue to fluctuate significantly and shareholders may have difficulty reselling their Common Shares.

During the last 12 months, the Common Shares have traded as low as CAD$1.01 and as high as CAD$7.75 on the TSXV. Over the same period, the Common Shares have traded as low as US$0.72 and as high as US$5.88 on the Nasdaq. The value of your investment could decline due to the impact of any of the following or other factors upon the market price of the Common Shares:

changes in the demand for semiconductors;

announcements of new products, partnerships or technological collaborations and announcements of the results of further actions in respect of any products, partnerships or collaborations, including termination of same;

innovations by the Corporation or competitors;

development in patent or other proprietary rights;

disappointing results from the Corporation’s marketing and sales efforts;

the results of technology and product development testing by the Corporation, its partners or its competitors;

failure to meet the Corporation’s revenue or profit goals or operating budget;

decline in demand for the Common Shares;

number of shares available for trading (float);

acquisitions and dispositions completed by the Corporation;

downward revisions in securities analysts’ estimates or changes in general market conditions;

lack of funding generated for operations;

short selling, manipulation of the Common Shares and prohibited trades;

rumours and collusion;

litigation;

investor perception of the Corporation’s industry or its business prospects;

government regulations; and

general economic trends.

In addition, stock markets have experienced extreme price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of the Common Shares.

Further, shareholders may experience dilution of their shareholdings due to the exercise of outstanding Warrants or Convertible Securities that may be issued.

Dilution of existing shareholders

The constating documents of the Corporation authorize the issuance of an unlimited number of Common Shares. The Board has the authority to issue additional Common Shares (or Securities convertible or exchangeable for Common Shares) to provide additional financing in the future and the issuance of any such Common Shares (or Securities convertible or exchangeable for Common Shares) may result in a reduction of the book value (on a per share basis) or market price of the outstanding Common Shares. If POET does issue any such additional Common Shares (or Securities convertible or exchangeable for Common Shares), such issuance may also cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuances could result in a change of control.

Capital-raising constraints

A decline in the price of the Common Shares could result in a reduction in the liquidity of the Common Shares and a reduction in the Corporation’s ability to raise additional capital for its operations. Because POET’s operations to date have been principally financed through the sale of equity securities, a decline in the price of the Common Shares could have an adverse effect upon the liquidity of the Common Shares and POET’s continued operations. A reduction in POET’s ability to raise equity capital in the future would have a material adverse effect upon the Corporation’s business plan and operations, including its ability to continue its current operations. If the price for the Common Shares declines, the Corporation may not be able to raise additional capital or generate funds from operations sufficient to meet its obligations.

No payment of dividends

The Corporation has never declared nor paid any dividends on the Common Shares. The Corporation intends, for the foreseeable future, to retain future earnings, if any, to finance development activities. The payment of future dividends, if any, will be reviewed periodically by the Board and will depend upon, among other things, conditions then existing including earnings, financial conditions, cash on hand, development and growth, and other factors that the Board may consider appropriate in the circumstances.

Risks Related to the Securities

Unlisted Securities

The Securities (other than the Common Shares) may not be listed and there may not be an established trading market for those Securities. Investors may be unable to sell the Securities at the prices desired or at all. There is no existing trading market for the Debt Securities, Convertible Securities, Subscription Receipts, Warrants or Units. As a result, there can be no assurance that a liquid market will develop or be maintained for those Securities, or that an investor will be able to sell any of those Securities at a particular time (if at all). The Corporation may not list the Debt Securities, Convertible Securities, Subscription Receipts, Warrants or Units on any Canadian or other securities exchange, and the Common Shares may be delisted or suspended. The liquidity of the trading market in those Securities, and the market price quoted for those securities, may be adversely affected by, among other things:

changes in the overall market for those Securities;

changes in the Corporation’s financial performance or prospects;

changes or perceived changes in the Corporation’s creditworthiness;

the prospects for companies in the industry generally;

the number of holders of those Securities;

the interest of securities dealers in making a market for those Securities; and

prevailing interest rates.

Unsecured Debt Securities

The Debt Securities may be unsecured debt of the Corporation and, if so, will rank equally in right of payment with all other existing and future unsecured debt of the Corporation. In such cases, the Debt Securities will be effectively subordinated to all existing and future secured debt of the Corporation to the extent of the assets securing such debt. If the Corporation is involved in any bankruptcy, dissolution, liquidation or reorganization, the secured debt holders would, to the extent of the value of the assets securing the secured debt, be paid before the holders of unsecured debt securities, including if applicable, the Debt Securities. In that event, a holder of Debt Securities may not be able to recover any principal or interest due to it under the Debt Securities.

Subordination to subsidiary indebtedness

The Corporation conducts its operations through subsidiaries and to the extent any such subsidiary has or incurs indebtedness with a third party, the holders of the Debt Securities will be effectively subordinated to the claims of the holders of such third party indebtedness, including in the event of liquidation or upon a realization of the assets of any such subsidiary.

Credit Risk

The likelihood that purchasers of Debt Securities will receive payments owing to them under the terms of the Debt Securities will depend on the financial health of the Corporation and its creditworthiness. The Corporation has limited financial resources and negative flow from its operations. The ability of the Corporation to satisfy its payment obligations under the Debt Securities, other than the conversion or payment of interest in Common Shares, as the case may be, will be dependent on its ability to generate cash flows or its ability to raise additional financing.

Tax Risk

Prospective investors should be aware that the purchase of Securities may have tax consequences both in Canada and the United States. This Prospectus does not discuss United States or Canadian tax consequences and any such tax consequences may not be described fully in any applicable Prospectus Supplement with respect to a particular offering of Securities. Prospective investors should read the tax discussion, if any, in the applicable Prospectus Supplement and consult with an independent tax advisor.

Inability to enforce actions

The Corporation is incorporated under the laws of the Province of Ontario. Some of the directors and officers of the Corporation, reside principally in Canada. Because all or a substantial portion of the assets of the Corporation and the assets of these persons are located outside of the United States, it may not be possible for investors to effect service of process within the United States upon the Corporation or those persons. Furthermore, it may not be possible to enforce in the United States, judgments obtained in U.S. courts based upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States. There is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based upon U.S. federal securities laws and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of the U.S. federal securities laws. Therefore, it may not be possible to enforce those actions against the Corporation and certain of the directors and officers.

Additional Risks Related to the Business

Exchange Rate Fluctuations

Exchange rate fluctuations may adversely affect the Corporation’s financial position and results of operations. The functional currency of each of the POET entities is the local currency where the entity is domiciled. Functional currencies include the RMB, United States dollar, Singaporean dollar, and Canadian dollar. Most transactions within the entities are conducted in functional currencies and as such, none of the entities engage in hedging activities. The Corporation currently does not have in place a policy for managing or controlling foreign currency risks. Even if such a policy exists, there is no assurance that such policy would eliminate this risk.

The Corporation’s financial statements will be expressed in United States dollars, while a portion of revenue and transactions will be denominated in Canadian dollars, Singaporean dollars, RMB, or other currencies.

Difficulty in Enforcement of Judgments

The Corporation has subsidiaries incorporated in the U.S., Singapore and China. Certain directors and officers reside outside of Canada and substantially all of the assets of these persons are located outside of Canada. It may not be possible for shareholders to effect service of process against the Corporation’s directors, officers and subsidiaries who are not resident or located in Canada. In the event a judgment is obtained in a Canadian court against one or more of the Corporation’s directors or officers for violations of Canadian securities laws or otherwise, it may not be possible to enforce such judgment against those directors and officers not resident in Canada. Additionally, it may be difficult for an investor, or any other person or entity, to assert Canadian securities law claims or otherwise in original actions instituted in the jurisdictions where the Corporation’s subsidiaries are located. Courts in these jurisdictions may refuse to hear a claim based on a violation of Canadian securities laws or otherwise on the grounds that such jurisdiction is not the most appropriate forum to bring such a claim. Even if a foreign court agrees to hear a claim, it may determine that the local law, and not Canadian law, is applicable to the claim. If Canadian law is found to be applicable, the content of applicable Canadian law must be proven as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by foreign law.

Difficulty in Enforcement of Judgments in Singapore

There is uncertainty as to whether judgments of courts in Canada based upon the civil liability provisions of applicale Canadian securities laws will be recognized or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. In general, an in personam foreign judgment that is final and conclusive (that is, in general, a judgment that makes a final determination of rights between the parties and cannot be re-opened or altered by the court that delivered it, or be overridden by another body not being an appellate or supervisory body, although it may be subject to an appeal), given by a competent court of law, for a fixed or ascertainable sum of money , may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment from Singapore or recognized in Singapore that is binding on the same parties; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law. In particular, the Singapore Courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in Canada based upon the civil liability provisions of applicable Canadian securities laws. In respect of civil liability provisions of Canadian securities law which permit punitive damages against us and our directors or executive officers, we are unaware of any decision by the Singapore courts which has considered the specific issue of whether a judgment of a Canada court based on such civil liability provisions of applicable Canadian securities laws is enforceable in Singapore.

Risks related to strategic and joint venture partners.

The Corporation has with Sanan, and may in the future have, partnerships or joint ventures with domestic and international companies through which research, development and operating activities for particular technology, product lines and businesses are conducted. The benefits from such partnerships and joint ventures include the ability to source and secure access to technology, intellectual property, capital and a strategic or joint venture partner’s market knowledge, relationships and the mitigation of some of the development, technological or financial risk inherent in the Corporation’s business. A deterioration in such relationships, disagreements with existing partners or a failure to identify suitable partners may have an adverse impact on the Corporation’s existing operations or affect its ability to grow its business.

Risks Relating to Operations in Emerging Market Jurisdictions

The Corporation has operating subsidiaries located in Singapore and China. Although Singapore is considered to be a relatively stable jurisdiction for business, it is possible that operating in China may expose the Corporation to a certain degree of political, economic and other risks and uncertainties. See “POET Technologies Inc. – Operations in Emerging Market Jurisdictions”.

● Conditions in China

The Corporation’s business, financial condition and financial performance may be influenced by the political, economic and legal environments in China, and by the general state of the Chinese’s economy on an increasing basis over the next several years. The Corporation’s business may be influenced by, among other things, changes in laws, governmental policies and regulations, changing political conditions, anti-inflationary measures, restrictions on foreign exchange and currency controls, and changes in taxation policies.

The Chinese government imposes controls on the convertibility of Renminbi (“RMB”) into foreign currencies and, in certain cases, the remittance of currency out of China. The Corporation anticipates that, in future, a portion of its revenues will be in RMB, which is currently not a freely convertible currency. Under existing Chinese foreign exchange regulations, payment of current account items, including profit distributions, interest payments and expenditures, can be made in foreign currencies without prior approval from the Chinese State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital account items, such as the repayment of loans denominated in foreign currencies. The Chinese government may also at its discretion restrict access in the future to foreign currencies for current account transactions.

The Chinese legal system is a system based on written statutes and government regulations. They are interpreted by the Supreme Peoples’ Court and the state organ which has issued them, e.g. the responsible department of the State Council, China’s national level government. Prior court decisions may be cited for reference. Since 1979, the Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new and often lacking the details required to understand their practical impact in particular situations, and because of the limited volume of published cases and their non-binding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. This may result in the outcome of dispute resolutions not being consistent or predictable as compared to more developed jurisdictions. Furthermore, laws and regulations may have a retroactive effect such that the Corporation is not aware of any violation by it until sometime after the violation has occurred. As the Chinese legal system develops, changes in such laws and regulations, their interpretation, or their enforcement, may have a material effect on the Corporation.

Intellectual property rights in China are still developing and there are uncertainties involved in intellectual property rights protection and the enforcement of such protection. The Corporation must protect its intellectual property and trade secrets within this evolving framework, particularly given that the Corporation’s projects, operations and success relies upon the intellectual property and technology it possesses. Failure to do so could lead to the loss of a competitive advantage that may not be compensated for by a damages award.

In China, companies with a foreign ownership component are required to work within a framework which is in certain aspects different from that imposed on local companies. The Chinese government has been opening up opportunities for foreign investment, as a result of China’s entry into the World Trade Organization in 2001. However, particularly in some sectors, substantial restrictions on foreign investors and their local subsidiaries continue to exist. If the Chinese government reverses the current trend of permitting foreign investment and imposes greater restrictions on foreign companies, the Corporation’s ability to conduct business in China could be negatively affected.

Changes, if any, in investment policies or shifts in political attitude in China may adversely affect the Corporation’s business, results of operations and financial condition. Operations may be affected in varying degrees by government regulations with respect to, but not limited to price controls, income taxes, restrictions on production, foreign investment, bank lending, intellectual property, export controls, and usage and costs of state-controlled transportation services and nationalization or expropriation of property or business. Any events resulting in an adverse impact on the Chinese economy may have an adverse effect on the Corporation’s profitability and prospects.

The economy of China has experienced significant growth in the past few decades, however, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures from time to time in order to try and encourage or control economic growth and guide the allocation of resources, including certain measures which were put in place to restrict bank lending. Some of these measures may negatively affect the Corporation. In addition, such control measures may have an adverse impact on the Chinese economy that would, in turn, likely have an adverse impact on the Corporation’s business, results of operations and financial condition.

● Permits and Business Licenses by POSC and SPX

POSC and SPX hold various permits, business licenses and approvals authorizing their operations and activities, which are subject to periodic review and reassessment by the Chinese authorities. Standards of compliance necessary to pass such reviews change from time to time and differ from jurisdiction to jurisdiction. If renewals, or new permits, business licenses or approvals required in connection with existing or new facilities or activities, are not granted or are delayed, or if existing permits, business licenses or approvals are revoked or substantially modified, the Corporation could suffer a material adverse effect. If new standards are applied to renewals or new applications, it could prove costly to the Corporation to meet any new level of compliance.

● Misuse of POSC and SPX Chops

The chops of POSC and SPX are essential to the ability of these entities to enter into contracts, conduct banking activities and undertake day-to-day corporate and business activities. POSC has a Company Chop, Legal Representative Chop, Financial Chop and Invoice Chop while SPX has a Company Chop, Legal Representative Chop and Financial Chop. See “POET Technologies Inc. – Operations in Emerging Market Jurisdictions – Laws, Language, Cultural and Business Practices – China”.

Other than as described herein, POSC and SPX may also adopt other measures from time to time to protect the chops. Although the Corporation, its Chinese subsidiary and SPX (the joint venture entity) have implemented such internal control procedures as it feels necessary to monitor the authorized personnel and the use of the chops, there is no assurance that such procedures will prevent all instances of abuse or negligence. Accordingly, if either of POSC and SPX’s personnel misuse or misappropriate the chops, or an outsider person obtains unauthorized access to the chops, the Corporation could experience significant financial or other disadvantages and/or disruption to operations until the chops are replaced.

Under Chinese laws, in the event a chop is lost, stolen or misplaced, the Legal Representative will: (i) cause the company who owned the lost chop in China to publish an announcement of the loss of chops in designated newspapers; (ii) apply to the local Public Security Bureau for the carving of new chops; and (iii) carve the new chops at places designated by the Public Security Bureau. While the Corporation and its Chinese subsidiary, POSC, have procedures and recourse available to remedy any misuse or misappropriation of the chops, as the use of the chops, although unauthorized, is in all aspects valid and binding on POSC or SPX, as the case may be, and the chop replacement process would take approximately five business days, there can be no assurance that there would be no adverse effect on the business, results of operations or financial condition of the Corporation due to such disruptions.

If, in particular, during any period, the Corporation loses effective control of POSC as a result of such misuse or misappropriation, the business activities and economic contribution of such entity could be severely disrupted and the Corporation may not be able to recover corporate assets that are sold or transferred out of the Corporation’s control in the event of such misappropriation and the Corporation may not have the financial resources to recover such assets or take appropriate legal action. The majority of the Corporation’s funds are kept in a bank account at HSBC. The Corporation transfers funds to POSC as and when needed, and in alignment with the Corporation’s corporate controls for items ranging from working capital to research and development. The Corporation currently estimates that not more than US$100,000 will be kept in POSC bank accounts in China at any given time, except as may be related to loans received or profits generated by POSC in excess of such amount in the ordinary course of business, to ensure that the Corporation is able to continue as a going concern should they need to recover corporate assets of POSC. In addition, while the Corporation has procedures in place with its bank in China such that no funds can be transferred with the use of the Financial Chop alone (as the Legal Representative Chop is also required), if the Corporation loses effective control of the Financial Chop, the Legal Representative will promptly notify the relevant bank that the Financial Chop has been lost, misplaced or stolen and if one of the authorized signatories is implicated, that such individual is no longer an authorized signatory. In addition, the Corporation (or in the case of SPX, the Corporation and Sanan) can assume control over the Chinese entity’s bank accounts through the combined use of the Company Chop and the Legal Representative Chop. Despite the foregoing, however, POSC and/or SPX may experience temporary delays in accessing bank accounts in China. This risk is significantly mitigated by the requirement for the signatures in conjunction with the use of the Financial Chop in banking matters. Additionally, the Corporation’s external auditor may be unable to access documents and information from such entities that may be necessary to complete an audit of the consolidated financial statements of the Corporation.

● Cost of Labour

The labour and employment market in China is dynamic. Labour costs in China have traditionally been significantly less than those in other more developed countries; however, such costs have begun to rise and there is no guarantee that they will not continue to rise. Any such increased cost could have an adverse effect on the Corporation as a result of manufacturing operations in China. Furthermore, in the future, changes in the labour and employment market in China may be imposed or labour disputes may arise. Such events may increase costs of operation and affect the Corporation’s business, results of operations and financial condition.

● Enforcing Rights and Judgments in China

As Chinese legal entities, both POSC and SPX are subject to Chinese company law and regulations. The Chinese company law in general and, in particular, provisions for the protection of shareholder’s rights and access to information are less developed than those applicable to companies in some other countries. A portion of the Corporation’s assets, through its subsidiary, POSC and its joint venture investment in SPX, are located in China. China does not have a treaty with Canada providing for the reciprocal recognition and enforcement of judgments of courts and as such, recognition and enforcement in China of judgments of a Canadian court in relation to any matter not subject to a binding arbitration provision may be difficult or impossible. Investors may be effectively prevented from pursuing remedies against the Corporation under Canadian securities laws or otherwise.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain material Canadian federal income tax consequences to an investor acquiring any Securities offered thereunder. Prospective investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

The applicable Prospectus Supplement may also describe certain U.S. federal income tax consequences to an investor acquiring any Securities offered thereunder. Prospective investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

ENFORCEABILITY OF CIVIL LIABILITIES

The Corporation is a corporation incorporated under and governed by the OBCA. Some of the directors and officers of the Corporation, and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside Canada and all or a substantial portion of their assets are located outside Canada. The Corporation has appointed an agent for service of process in Canada, but it may be difficult for holders of Securities who reside in Canada to effect service within Canada upon those directors who are not residents of Canada. It may also be difficult for holders of Debt Securities who reside in Canada to realize in Canada upon judgments of courts of Canada predicated upon the Corporation’s civil liability and the civil liability of the directors and officers of the Corporation under applicable securities laws.

The Corporation filed with the SEC, concurrently with the Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation appointed CT Corporation System, with an address at 111 Eighth Avenue, New York, New York, 10011, United States of America, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a United States court, arising out of or related to or concerning the offering of Securities under this Prospectus.

Messrs. Jean-Louis Malinge, Suresh Venkatesan, Theresa Lan Ende, Glen Riley, each a director of the Corporation, and Thomas Mika, the Chief Financial Officer of the Corporation, reside outside of Canada and have appointed the following agent as their agent for service of process:

Name of Person	Name and Address of Agent
Jean-Louis Malinge Suresh Venkatesan Theresa Lan Ende Glen Riley Thomas Mika	Bennett Jones LLP 3400 One First Canadian Place, PO Box 130, Toronto, ON M5X 1A4

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

EXEMPTION

Pursuant to a decision of the Autorité des marchés financiers dated June 11, 2024, the Corporation was granted a permanent exemption from the requirement to translate into French this Prospectus, as well as the documents incorporated by reference herein, and any Prospectus Supplement to be filed in relation to an “at-the-market distribution”. This exemption is granted on the condition that this Prospectus and any Prospectus Supplement (other than in relation to an “at-the-market distribution”) be translated into French if the Corporation offers the Securities to Québec purchasers in connection with an offering other than in relation to an “at-the-market distribution”.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to the Securities, certain legal matters relating to Canadian law in connection with the offering of Securities will be passed upon on behalf of POET by Bennett Jones LLP and certain legal matters relating to United States law in connection with the offering of Securities will be passed upon on behalf of POET by Katten Muchin Rosenman LLP. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents.

AUDITORS, TRANSFER AGENT AND REGISTRAR

POET’s auditors are Davidson & Company LLP, 1200-609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, British Columbia, V7Y 1G6, which were appoint by the Corporation effective as of April 23, 2024. The Corporation accepted the resignation of Marcum LLP, Certified Public Accountants, the predecessor auditor of the Corporation on April 22, 2024.

The transfer agent and registrar of the Common Shares is Computershare Investor Services Inc., 510 Burrard St. 3rd Floor, Vancouver, British Columbia, V6C 3B9.

INTERESTS OF EXPERTS

Marcum LLP, Certified Public Accountants, has prepared the auditor’s report with respect to the Corporation’s annual financial statements for the year ended December 31, 2023, which is incorporated by reference into this Prospectus. Marcum LLP has advised that they are independent in accordance with and within the meaning of the applicable rules and related interpretations prescribed by the relevant professional bodies in Canada and the rules and standards of the United States Public Company Accounting Oversight Board and the securities laws and regulations administered by the SEC.

As of the date hereof, the partners and associates of Bennett Jones LLP own, beneficially, directly or indirectly, less than 1% of any securities of the Corporation or any associate or affiliate of the Corporation.

PURCHASERS’ STATUTORY RIGHTS

Securities legislation in some provinces and territories of Canada provides purchasers of securities with the right to withdraw from an agreement to purchase securities and with remedies for rescission or, in some jurisdictions, revisions of the price, or damages if the prospectus, prospectus supplement, and any amendment relating to securities purchased by a purchaser are not sent or delivered to the purchaser. However, purchasers of the Securities distributed under an at-the-market distribution by the Corporation do not have the right to withdraw from an agreement to purchase the Securities and do not have remedies of rescission or, in some jurisdictions, revisions of the price, or damages for non-delivery of the prospectus, prospectus supplement, and any amendment relating to the Securities purchased by such purchaser because the prospectus, prospectus supplement, and any amendment relating to the Securities purchased by such purchaser will not be sent or delivered, as permitted under Part 9 of NI 44-102.

Securities legislation in some provinces and territories of Canada further provides purchasers with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the Prospectus, Prospectus Supplement, and any amendment relating to securities purchased by a purchaser contains a misrepresentation. Those remedies must be exercised by the purchaser within the time limit prescribed by securities legislation. Any remedies under securities legislation that a purchaser of the Securities distributed under an at-the-market distribution by the Corporation may have against the Corporation or its agents for rescission or, in some jurisdictions, revisions of the price, or damages if the prospectus, prospectus supplement, and any amendment relating to securities purchased by a purchaser contain a misrepresentation will remain unaffected by the non-delivery of the prospectus referred to above.

A purchaser should refer to applicable securities legislation for the particulars of these rights and should consult a legal adviser.

PURCHASERS’ CONTRACTUAL RIGHTS

Original purchasers of Debt Securities, Convertible Securities, Subscription Receipts and Warrants (including any of the foregoing contained in any Units), which are convertible into other securities of the Corporation will have a contractual right of rescission against the Corporation in respect of the conversion, exchange or exercise of such Debt Securities, Convertible Securities, Subscription Receipts and Warrants. The contractual right of rescission will entitle such original purchasers to receive the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities gained thereby, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this Prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under section 130 of the Securities Act (Ontario) or otherwise at law.

Original purchasers are further advised that in certain provinces or territories the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the convertible, exchangeable or exercisable security that was purchased under a prospectus, and therefore a further payment at the time of conversion, exchange or exercise may not be recoverable in a statutory action for damages. The purchaser should refer to any applicable provisions of the securities legislation of the province in which the purchaser resides for the particulars of these rights, or consult with a legal advisor.

Certificate of the Corporation

Dated: June 28, 2024.

This short form prospectus, together with the documents incorporated in this prospectus by reference, will, as of the date of a particular distribution of securities under the prospectus, constitute full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement as required by the securities legislation of each of the provinces and territories of Canada.

(signed) “Suresh Venkatesan”	(signed) “Thomas Mika”
Suresh Venkatesan Chief Executive Officer	Thomas Mika Chief Financial Officer

On behalf of the Board of Directors

(signed) “Chris Tsiofas”	(signed) “Glen Riley”
Chris Tsiofas Director	Glen Riley Director

C-1

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

INDEMNIFICATION

Section 136 of the Ontario Business Corporations Act and Section 6 of the Amended and Restated By-Law No. 1 of the Corporation (the “Bylaws”) (as amended) provide for indemnification of directors and officers of the Corporation. Section 136 of the Ontario Business Corporations Act provides as follows:

Indemnification

136. (1) A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity. 2006, c. 34, Sched. B, s. 26.

Advance of costs

(2) A corporation may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1), but the individual shall repay the money if the individual does not fulfil the conditions set out in subsection (3). 2006, c. 34, Sched. B, s. 26.

Limitation

(3) A corporation shall not indemnify an individual under subsection (1) unless the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request. 2006, c. 34, Sched. B, s. 26.

Same

(4) In addition to the conditions set out in subsection (3), if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the corporation shall not indemnify an individual under subsection (1) unless the individual had reasonable grounds for believing that the individual’s conduct was lawful. 2006, c. 34, Sched. B, s. 26.

Derivative actions

(4.1) A corporation may, with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to obtain a judgment in its favour, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1), against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3). 2006, c. 34, Sched. B, s. 26.

Right to indemnity

(4.2) Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking an indemnity,

(a) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b) fulfils the conditions set out in subsections (3) and (4). 2006, c. 34, Sched. B, s. 26.

II-1

Insurance

(4.3) A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual,

(a) in the individual’s capacity as a director or officer of the corporation; or

(b) in the individual’s capacity as a director or officer, or a similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation’s request. 2006, c. 34, Sched. B, s. 26.

Application to court

(5) A corporation or a person referred to in subsection (1) may apply to the court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit. R.S.O. 1990, c. B.16, s. 136 (5).

Idem

(6) Upon an application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel. R.S.O. 1990, c. B.16, s. 136 (6).

Section Amendments with date in force (d/m/y)

Section 6 of the Bylaws contains the following provisions with respect to indemnification of the Corporation’s directors and officers with respect to certain insurance maintained by the Corporation with respect to its indemnification obligations:

6. PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

6.1	Indemnification of Directors and Officers. The Corporation shall indemnify a director or officer, a former director or officer or a person who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, and the heirs and legal representatives of such a person to the fullest extent permitted by the Act.

6.2	Insurance. The Corporation may purchase and maintain insurance for the benefit of any person referred to in section 6.1 to the extent permitted by the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

II-2

EXHIBITS

The following exhibits have been filed as part of the Registration Statement:

Exhibit Number	Description

4.1*	Annual Information Form for the year ended December 31, 2023, on Form 20-F filed with the Commission on March 28, 2024 (File No. 001-41319).

4.2	Management Information Circular, dated May 25, 2023, relating to the annual and special meeting of the Corporation’s shareholders held on June 30, 2023.

4.3*	Management Information Circular, dated May 9, 2024, relating to the special meeting of the Corporation’s shareholders held on June 21, 2024 (incorporated by reference to Exhibit 99.1 to the Corporation’s Report on Form 6-K filed with the Commission on June 17, 2024 (File No. 001-41319)).

4.4*	Consolidated Audited Financial Statements for the years ended December 31, 2023, 2022 and 2021, together with the auditors’ report thereon (incorporated by reference to the Corporation’s Annual Report on Form 20-F filed with the Commission on March 28, 2024 (File No. 001-41319)).

4.5*	Management’s Discussion and Analysis for the year ended December 31, 2023 (incorporated by reference to the Corporation’s Annual Report on Form 20-F filed with the Commission on March 28, 2024 (File No. 001-41319)).

4.6*	Interim financial statements for the three months ended March 31, 2024 (incorporated by reference to Exhibit 99.1 to the Corporation’s Report on Form 6-K filed with the Commission on May 16, 2024 (File No. 001-41319)).

4.7*	Management’s Discussion and Analysis for the Three Months Ended March 31, 2024 (incorporated by reference to Exhibit 99.2 to the Corporation’s Report on Form 6-K filed with the Commission on May 16, 2024 (File No. 001-41319)).

4.8*	Material Change Report dated May 13, 2024, concerning the May 2024 LIFE Offering and the May 2024 Offering (incorporated by reference to Exhibit 99.1 to the Corporation’s Report on Form 6-K filed with the Commission on June 26, 2024 (File No. 001-41319)).

5.1	Consent of Marcum LLP, independent registered public accounting firm.

6.1	Power of Attorney (contained on the signature page of the Registration Statement).

7.1*	Form of Indenture (incorporated by reference to Exhibit 7.1 to the Corporation’s F-10/A filed with the Commission on October 3, 2016 (File No. 333-213422)).

107	Calculation of Filing Fee Table

* Previously filed or furnished to the SEC.

II-3

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

(a) Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b) Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

III-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on June 28, 2024.

POET Technologies Inc.

By:	/s/ Suresh Venkatesan
Name:	Suresh Venkatesan
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2024.

Signature	Title

/s/ Suresh Venkatesan	Chairman, Chief Executive Officer and Director
Suresh Venkatesan	(Principal Executive Officer)

/s/ Thomas Mika	Executive Vice President and Chief Financial Officer
Thomas Mika	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jean-Louis Malinge	Director
Jean-Louis Malinge

/s/ Theresa Lan Ende	Director
Theresa Lan Ende

/s/ Glen Riley	Director
Glen Riley

/s/ Chris Tsiofas	Director
Chris Tsiofas

III-2

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement on Form F-10, solely in the capacity of the duly authorized representative of POET Technologies Inc. in the United States, on June 28, 2024.

POET Technologies Inc.

By:	/s/ Suresh Venkatesan
Name:	Suresh Venkatesan
Title:	Chief Executive Officer

III-3